Exhibit 99

CONTACT: James M. Roolf
630/875-7452
TRADED: Nasdaq
SYMBOL: FMBI

FIRST MIDWEST BANCORP
ELECTS DIRECTORS

ITASCA, IL., APRIL 24, 2000 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that at its annual meeting held on April 19, 2000 Bruce S. Chelberg, William J. Cowlin, Joseph W. England, Brother James Gaffney, F.S.C. and Robert P. O'Meara were elected as Directors to serve until the year 2003. In a separate action the Company's Restated Non-Employee Directors' 1997 Stock Option Plan was approved.

With assets of $5.8 billion, First Midwest is the largest independent and fifth overall largest banking company in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management, mortgage and related financial services to a broad array of customers through 71 offices located in more than 40 communities in northern Illinois.